                                 EXHIBIT 23.1

                      Consent of Independent Accountants
                      ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-52044, 33-89528, 33-89530 and 33-61485) of
Parametric Technology Corporation and its subsidiaries of our report dated October 19, 1995, except as to Notes F and G which are dated November 17, 1995, appearing on page 35 of the 1995 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 13 of this Form 10-K.



/S/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Boston, Massachusetts
December 22, 1995